EXHIBIT 99.1

FOR IMMEDIATE RELEASE:                     CONTACT:  Dwayne Powell, CEO
                                                           870-802-1700

           POCAHONTAS BANCORP, INC. ANNOUNCES FOURTH QUARTER EARNINGS

Jonesboro,   Arkansas  -  December   23,  2004  -   Pocahontas   Bancorp,   Inc.
(Nasdaq-NMS:PFSL) announced earnings for the fourth quarter of the fiscal year ended September 30, 2004. Among the highlights:

     o The Company reported a net loss of $0.3 million for the quarter ended September 30, 2004, compared to net income of $1.9 million for the same period in 2003.

     o Basic and diluted loss per share was $0.06 for the quarter ended September 30, 2004 compared to basic earnings per share of $0.43 and diluted earnings per share of $0.42 for the same period last year.

     o Net interest income increased to $4.7 million for the quarter ended September 30, 2004, compared to $4.6 million for the quarter in 2003.

     o Total operating expenses decreased $0.9 million to $4.0 million for the quarter ended September 30, 2004 compared to the same period in 2003.

Net interest income before provision for loan loss during the quarter ended September 30, 2004 was substantially the same as the prior year as a decrease in interest expense of $0.7 million or 14.6% was offset by a decrease in interest income of $0.6 million or 6.4%. The Company's net interest rate spread was 2.98% for the quarter ended September 30, 2004 compared to 2.83% for the quarter ended September 30, 2003. Net interest margin was 2.90% for the quarter ended September 30, 2004 compared to 2.75% for the quarter ended September 30, 2003.

Provision for loan losses for the quarter ended September 30, 2004 was $2.8 million compared to $1.1 million for the quarter ended September 30, 2003. Approximately one half of the current quarter's provision resulted from a loss on a large commercial loan following management's determination that the value of the loan's collateral was inadequate to fully secure the loan. The remaining half of the provision resulted from management's determination of collateral value inadequacies on loans to various other borrowers. Management periodically reviews the credit quality of the loan portfolio in order to establish a sufficient allowance for losses on loans. The provision for loan loss for the quarters ended September 30, 2004 and 2003 reflected management's estimate of the amount of allowance for loan losses required based on management's current judgments about the credit quality of individual loans and segments of the loan portfolio; changing economic and other conditions may require future adjustments to the allowance for loan losses.

Non-interest income decreased to $1.4 million for the quarter ended September 30, 2004 from $3.9 million for the quarter ended September 30, 2003. The decrease in non-interest income was primarily due to a $1.9 million gain on the sale of a branch recognized during the quarter ended September 30, 2003. In addition, gain on the sale of loans decreased $0.5 million, or 62.5% for the quarter ended September 30, 2004 from the quarter ended September 30, 2003 as a subdued refinancing environment during 2004 resulted in a decreased number of loans originated and subsequently sold.

Net income for the year ended September 30, 2004 was $3.5 million, compared to net income of $5.3 million for the year ended September 30, 2003. Basic earnings per share was $0.77 and diluted earnings per share was $0.75 for the year ended September 30, 2004 compared to basic earnings per share of $1.22 and diluted earnings per share of $1.20 for the year ended September 30, 2003.

Net interest income before provision for loan loss for the year ended September 30, 2004 was $19.4 million compared to $17.8 million for the year ended September 30, 2003. The increase was primarily due to a decrease in interest expense of $2.6 million or 13.5% which was partially offset by a decrease in interest income of $1.0 million or 2.7%. The Company's net interest rate spread was 3.04% for the year ended September 30, 2004 compared to 2.98% for the year ended September 30, 2003. Net interest margin was 2.96% for the year ended September 30, 2004 compared to 2.91% for the year ended September 30, 2003.

Provision for loan losses for the year ended September 30, 2004 was $3.9 million compared to $2.6 million for the year ended September 30, 2003. Approximately one third of the current year provision resulted from a loss on a large commercial loan following management's determination that the value of the loan's collateral was inadequate to secure the loan. The remaining provision resulted from management's determination of collateral value inadequacies on loans to various other borrowers. The provision for loan loss for the year ended September 30, 2004 and 2003 reflected management's estimate of the amount of allowance for loan losses required based on management's current judgments about the credit quality of individual loans and segments of the loan portfolio; changing economic and other conditions may require future adjustments to the allowance for loan losses.

Non-interest income decreased to $5.7 million for the year ended September 30, 2004 from $10.6 million for the year ended September 30, 2003. The decrease primarily was due to a $2.3 million decrease in the gain on the sale of branches, as well as a decrease of $2.1 million in the gain on sale of loans for the year ended September 30, 2004 compared to the same period in 2003. The subdued refinancing environment during 2004 resulted in a decreased number of loans originated and subsequently sold, which resulted in both lower fee income and a lower gain on sale of loans.

Total operating expense was $16.3 million for the year ended September 30, 2004, a decrease of $1.8 million, or 9.9% from the level of operating expense incurred during the same period a year ago. Compensation expense decreased $0.9 million, or 8.7%, primarily due to a decrease in the number of employees, as well as recognition of $0.2 million in additional expense in 2003 related to a deferred compensation agreement entered into with a retiring officer of the Company. The lower operating expense also reflected a $0.2 million or 33.3% decrease in advertising expenses during the year ended September 30, 2004, as the Company handled the advertising internally.

"The decrease in total operating expense also was the result of management's ongoing efforts to monitor expenses and increase efficiency," said Dwayne Powell, chief executive officer.

Total assets were $719.9 million at September 30, 2004, a 5.7% decrease from $763.5 million at September 30, 2003. The decrease was primarily the result of the sale and call of $92.7 million of securities, and principal payments and maturities of $69.9 million in securities, which was partly offset by $112.6 million in securities purchases, resulting in a net decrease in investment securities of $52.1 million or 17.4%. During the year ended September 30, 2004, the Company analyzed the classification of securities and subsequently transferred $86.1 million of securities from available-for-sale to held-to-maturity. The yield on average interest earning assets for the year ended September 30, 2004 was 5.50% compared to 6.05% for the year ended September 30, 2003.

Total loans receivable were $383.8 million at September 30, 2004, a 1.3% decrease from $389.0 million at September 30, 2003. During the year ended September 30, 2004, the Company sold $27.4 million of loans held for sale, compared to $60.4 million sold during the year ended September 30, 2003. Total nonperforming loans decreased 16.1% to $4.7 million at September 30, 2004 from $5.6 million at September 30, 2003.

Total deposits decreased to $491.1 million at September 30, 2004 from $586.1 million at September 30, 2003. Recent efforts to control cost of funds and manage interest rate risk have caused the Company to decrease certificate accounts in favor of lower-rate Federal Home Loan Bank (FHLB) advances. The decrease in deposits was also partially the result of the sale of $12.7 million in deposits associated with the sale of the Company's branch located in Strawberry, Arkansas. Total Federal Home Loan Bank advances increased to $153.9 million at September 30, 2004 from $100.7 million at September 30, 2003. The Company used advances to offset the decrease in deposits, and fund investment purchases and loan disbursements.

Pocahontas Bancorp, Inc. is a unitary thrift holding company that owns First Community Bank, a federally chartered savings and loan. First Community Bank conducts business from 18 offices located primarily in Northeast Arkansas. Pocahontas Bancorp's common stock is traded on the NASDAQ National Market under the symbol PFSL.

POCAHONTAS BANCORP, INC

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)
--------------------------------------------------------------------------------

                                                                              September 30,         September 30,
                                                                                  2004                   2003
ASSETS

Cash                                                                          $  35,218,491         $  22,020,489
Cash surrender value of life insurance                                            7,684,251             7,340,618
Securities held-to-maturity, at amortized cost                                   86,200,660             5,403,862
Securities available-for-sale, at fair value                                    160,633,022           293,569,266
Trading securities, at fair value                                                 1,982,365             1,497,252
Loans receivable, net                                                           382,316,096           385,872,017
Loans receivable held for sale                                                    1,494,200             3,130,238
Accrued interest receivable                                                       4,196,103             5,161,006
Premises and equipment, net                                                      13,762,438            13,998,751
Federal Home Loan Bank Stock, at cost                                             7,925,900             5,583,700
Goodwill                                                                          8,847,572             8,847,572
Core deposit premiums, net                                                        6,296,523             7,880,406
Other assets                                                                      3,350,292             3,182,703
                                                                              -------------         -------------
TOTAL ASSETS                                                                  $ 719,907,913         $ 763,487,880
                                                                              =============         =============

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
  Deposits                                                                    $ 491,078,533         $ 586,092,147
  Federal Home Loan Bank advances                                               153,896,869           100,693,629
  Deferred compensation                                                           2,430,094             2,885,238
  Accrued expenses and other liabilties                                           3,059,676             3,899,149
  Trust preferred securities                                                     16,941,917            16,921,150
                                                                              -------------         -------------
            Total liabilities                                                   667,407,089           710,491,313

STOCKHOLDERS' EQUITY:
  Common stock                                                                       76,024                74,970
  Additional paid-in capital                                                     57,447,655            56,533,430
  Unearned ESOP Shares                                                           (2,116,198)             (538,121)
  Accumulated other comprehensive income on securities                             (717,085)              899,339
  Retained earnings                                                              22,212,972            20,199,149
                                                                              -------------         -------------
                                                                                 76,903,368            77,168,767
Less treasury stock, at cost                                                    (24,402,544)          (24,172,200)
                                                                              -------------         -------------
            Total stockholders' equity                                           52,500,824            52,996,567
                                                                              -------------         -------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                    $ 719,907,913         $ 763,487,880
                                                                              =============         =============

POCAHONTAS BANCORP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND
  COMPREHENSIVE INCOME (UNAUDITED)
--------------------------------------------------------------------------------

                                                              Three Months Ended                      Twelve Months Ended
                                                                 September 30                            September 30
                                                           2004               2003                2004                 2003
INTEREST INCOME:
  Loans receivable                                     $ 5,956,561        $ 6,194,866         $ 23,997,993         $ 26,260,122
  Investment securities                                  2,824,148          3,182,939           12,082,156           10,783,530
                                                       -----------        -----------         ------------         ------------

            Total interest income                        8,780,709          9,377,805           36,080,149           37,043,652

INTEREST EXPENSE:
  Deposits                                               2,566,670          4,035,049           11,619,647           16,667,659
  Borrowed funds                                         1,226,266            437,914            3,751,246            1,280,614
  Trust preferred securities                               338,483            317,167            1,286,688            1,292,519
                                                       -----------        -----------         ------------         ------------

            Total interest expense                       4,131,419          4,790,130           16,657,581           19,240,792

NET INTEREST INCOME                                      4,649,290          4,587,675           19,422,568           17,802,860

PROVISION FOR LOAN LOSSES                                2,750,000          1,100,000            3,900,000            2,595,000
                                                       -----------        -----------         ------------         ------------

NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES                              1,899,290          3,487,675           15,522,568           15,207,860

OTHER INCOME:
  Fees and service charges                                 825,979            757,911            3,081,844            3,594,981
  Gain on sale of loans                                    314,086            848,139            1,239,705            3,277,919
  Gain on sale of securities, net                            2,500             59,328              385,866              324,225
  Trading gains net                                        156,743             46,541              398,165              377,741
  Gain on sale of branches                                       -          1,898,140              136,834            2,411,734
  Other                                                    103,605            240,708              430,103              565,651
                                                       -----------        -----------         ------------         ------------
            Total other income                           1,402,913          3,850,767            5,672,517           10,552,251
                                                       -----------        -----------         ------------         ------------

OPERATING EXPENSE:
  Compensation and benefits                              2,409,266          2,968,955            9,539,845           10,443,598
  Occupancy and equipment                                  628,601            736,044            2,723,190            2,653,568
  Insurance premiums                                        86,090             90,773              334,768              328,974
  Professional fees                                        227,284            290,858              826,156            1,072,780
  Data processing                                          162,978            184,719              675,485              734,989
  Advertising and donations                                143,603            135,525              408,480              600,656
  Office supplies                                           54,641             83,080              234,129              338,524
  REO and other repossessed assets                          51,735            113,875              321,250              538,541
  Other                                                    269,066            276,197            1,211,924            1,367,534
                                                       -----------        -----------         ------------         ------------
            Total operating expense                      4,033,264          4,880,026           16,275,227           18,079,164
                                                       -----------        -----------         ------------         ------------

INCOME (LOSS) BEFORE INCOME TAXES                         (731,061)         2,458,416            4,919,858            7,680,947

INCOME TAXES                                              (463,756)           554,332            1,463,244            2,386,589
                                                       -----------        -----------         ------------         ------------

NET INCOME (LOSS)                                      $  (267,305)       $ 1,904,084         $  3,456,614         $  5,294,358

(Continued)

POCAHONTAS BANCORP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND
  COMPREHENSIVE INCOME (UNAUDITED)
--------------------------------------------------------------------------------

                                                              Three Months Ended                      Twelve Months Ended
                                                                 September 30                            September 30
                                                           2004               2003                2004                 2003

OTHER COMPREHENSIVE INCOME (LOSS),
  NET OF TAX:
  Unrealized holding gain (loss) on securities
    arising during the period                          $ 2,982,384        $(1,622,007)        $ (1,361,752)        $   (483,597)

  Reclassification adjustment for (gains) / losses
    included in net income                             $    (1,650)       $   (39,156)        $   (254,672)        $   (213,989)
                                                       -----------        -----------         ------------         ------------

              Other comprehensive income (loss)        $ 2,980,734        $(1,661,163)        $ (1,616,424)        $   (697,586)
                                                       -----------        -----------         ------------         ------------

COMPREHENSIVE INCOME                                   $ 2,713,429        $   242,921         $  1,840,190         $  4,596,772
                                                       ===========        ===========         ============         ============

EARNINGS PER SHARE:
  Basic earnings (loss) per share                      $     (0.06)       $      0.43         $       0.77         $       1.22
                                                       ===========        ===========         ============         ============

  Diluted earnings (loss) per share                    $     (0.06)       $      0.42         $       0.75         $       1.20
                                                       ===========        ===========         ============         ============

(Concluded)